EXHIBIT 99.1

China Shuangji Cement, Ltd. Announces Fiscal Year 2009 Results

Press Release Source: China Shuangji Cement, Ltd. On Friday April 16, 2010, 6:00 am EDT

ZHAOYUAN CITY, China--(BUSINESS WIRE)--China Shuangji Cement, Ltd. (OTCBB:CSGJ) ("China Shuangji" or the "Company"), a leading producer of high-quality Portland cement in Shandong and Hainan Provinces in the People’s Republic of China(PRC), today announced its financial results for the fiscal year ended December 31, 2009.

Fiscal Year 2009 Highlights

•	Total revenues declined slightly to $54.0 million from $56.4 million in fiscal 2008
•	Gross profit decreased slightly to $7.3 million from $7.7 million in fiscal 2008
•	Gross margin decreased slightly to 13.55% from 13.59% in fiscal 2008
•	Operating expenses fell by 1.4% to $1.27 million, down from $1.29 million in fiscal 2008
•	Operating income fell to $6.0 million from $6.4 million in fiscal 2008
•	Shareholder equity increased to $27.3 million at December 31, 2009, from $23.3 million at December 31, 2008
•	Net income was $4.4 million compared to $18.3 million in fiscal 2008, a decrease of $13.9 million due to a one time debt forgiveness of $13.4 million occurring in 2008 and not in 2009

Mr. Wenji Song, Chairman and President of China Shuangji Cement, Ltd., commented, “Despite a challenging economic environment and the closure of our Zhaoyuan facility, which impacted our results for 2009, we were able to maintain our solid footing and position ourselves for increased producing capacity in 2010 to take advantage of the excellent long-term prospects for our industry. Our results for fiscal 2009 reflect our continued effort to reduce our costs and maximize value for our shareholders. Increased sales from our new facility in Longkou, which has an upgraded capacity of 500,000 metric tons, helped to offset our decline in sales as we built our new 1,000,000 metric ton cement plant outside of Zhaoyuan City to replace our old Zhaoyuan plant.” Added Mr. Song, “We believe that our track record of providing strong historical growth, combined with industry consolidation among stronger companies, such as China Shuangji Cement, will lead to significant increases in revenues and profits as our new production capacity comes online.”

Full Year 2009 Results

Net revenue for the fiscal year ended December 31, 2009, decreased slightly to $54.0 million from $56.4 million in fiscal 2008. For fiscal 2009, cement sales decreased to 1,591,216 metric tons from 1,607,954 metric tons in fiscal 2008, or approximately 1.05%. At the request of the City of Zhaoyuan, the Company ceased operations of its Zhaoyuan plant during the fourth quarter of 2008 and began the relocation of the old facility and construction of new facility within the city that it expects to start production in 2010. The decrease in revenues in 2009 was due to the closing of this facility and an overall decrease for cement products as a result of industry-wide economic contractions in 2009, coupled with the unfavorable effect of changes in foreign exchange conversion rates.
Cost of sales for the fiscal year ended December 31, 2009, decreased $2.1 million, or 4.3%, to $46.7 million from $48.7 million in fiscal 2008. The decrease was due to the decrease in net revenue as a result of the Zhaoyuan plant closing and economic contractions. Cost of sales as a percentage of total net revenue increased to 86.45% from 86.41% in fiscal 2008. The difference represents an increase of 0.05% which is due to the slightly higher costs for raw materials which were not offset by higher product prices.

Gross profit for the fiscal year ended December 31, 2009 decreased $349,660, or 4.6%, to $7.3 million from $7.7 million for the comparable period in 2008 due to decreases in sales revenues of cement resulting from the closure of the Company’s Zhaoyuan plant and the decrease in demand for cement products.

Operating expenses declined by 1.4% to $1.27 million, down from $1.29 million in fiscal 2008. The decrease was due to lower selling expenses and general & administrative expenses as a result of less administrative salaries and benefits as well as lower utilities, auto expense, and repairs.

Operating income was $6.0 million for the fiscal year ended December 31, 2009, compared with $6.4 million in fiscal 2008, representing a decrease of 5.2%. The decrease in operating income for fiscal 2009 period is due to the decrease in gross profit.
During the 2008 period, the Company recorded $13.4 million in income from debt forgiveness. The Company had outstanding loans with a bank that was a former owner of the Danzhou cement plant acquired in 2002. During 2008, the bank accepted $5.0 million and forgave $13.4 million in outstanding loans. The Company did not have a similar transaction during 2009. During 2008, the City of Zhaoyuan requested the relocation of the existing plant to a new site within the City. As partial consideration for the relocation, the City agreed to pay the Company the sum of $13.9 million of which $5.0 million was paid during 2008.

During the fiscal 2009 period, the Company reported other income of $13,037 compared with $449 for fiscal 2008. Interest expense, which represents interest on outstanding loans, for the fiscal year ended December 31, 2009 was $125,756, compared to $589,102 for the fiscal year ended December 31, 2008. The decrease of $463,346, or 78.7%, is due to repayments the Company has made, resulting in a lower principal amount.

Net income for the fiscal year ended December 31, 2009 was $4.4 million, or $0.23 a share, compared to $18.3 million, or $2.72 per share, in fiscal 2008, a decrease of $14.2 million due to a one time debt forgiveness of $13.4 million occurring in 2008 and not in 2009.

Financial Condition

As of December 31, 2009, China Shuangji Cement had $47,513 in cash and equivalents, approximately $10.7 million in working capital, and $1.2 million in bank loans. Shareholders’ equity at the end of fiscal year 2009 stood at $27.3 million, compared to $23.3 million recorded at the end of 2008.

The Company generated $8.1 million in net cash flow from operating activities for the fiscal year ended December 31, 2009, versus $8.6 million in fiscal 2008.

Business Outlook
“We are confident about the prospects for our business in 2010 when our Zhaoyuan Cement Production Facility should become fully operational,” said Mr. Wenji Song, Chairman and President of China Shuangji Cement, Ltd. “We believe that we will be able to secure the remaining funds to bring this plant online as soon as possible. “This will allow us to increase production from our current capacity of 1,500,000 metric tons to an estimated 2,500,000 metric tons as consolidation in our industry helps us grow our market share and expand production to meet demand.”

Concluded Mr. Song, “We believe the long-term underpinnings of our industry are sound. China’s cement market is estimated to grow 10% per annum from 2010 to 2012, driven by the strongest economy in the world and the Chinese government’s $586 billion stimulus plan, with its significant investment in transportation, infrastructure, buildings and other cement intensive projects. Going forward, we believe we have the right team in place to satisfy our shareholder requirements in the USA and also operationally in the PRC to significantly expand our production and drive meaningful increases in sales and profits for many years to come.”

Conference Call

China Shuangji Cement, Ltd. will conduct a conference call at 8:30 a.m. Eastern Daylight Time on Friday, April 16, 2010 to discuss its fiscal year 2009 results. To participate in the call, please dial the following number five to ten minutes prior to the scheduled call time: 800-260-2108. International callers should dial 512-225-9559. The conference ID for this call is 845115#.

About China Shuangji Cement, Ltd.

China Shuangji Cement, Ltd. (OTCBB: CSGJ - News), through its affiliates and controlled entities, is a leading producer of high-quality Portland cement in Shandong and Hainan Provinces. Its processed cement products are primarily purchased by contractors for the construction of buildings, roads, and other infrastructure projects. The Company currently produces approximately 1,500,000 tons of Portland cement annually from two facilities in Hainan and one facility in Shandong and it expects its output will increase by 1,000,000 tons to a total of 2,500,000 tons once the new Zhaoyuan (Shandong Province) plant and upgrades are completed.http://www.shuangjicement.com

Safe Harbor Statement

The information contained herein includes forward-looking statements. These statements relate to future events or to our future anticipated financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development and market conditions. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We do not intend to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act. In addition, please refer to the Risk Factor section of our 2008 Form 10-K filed with the Securities and Exchange Commission on May 13, 2009 and detailed in other reports filed with the Securities and Exchange Commission from time to time.

CHINA SHUANGJI CEMENT LTD.
CONSOLIDATED STATEMENTS OF INCOME AND
COMPREHENSIVE INCOME

	Year ended December 31,
	2009	2008
	(US$)	(US$) Restated
Sales	$53,983,300	$56,412,513
Cost of Sales	46,666,390	48,745,943
Gross Margin	7,316,910	7,666,570

Operating Expenses
Selling expenses	283,340	251,434
General and administrative expenses	991,412	1,041,616
	1,274,752	1,293,050

Income From Operations	6,042,158	6,373,520

Other Income ( Expense)
Income from debt forgiveness	-	13,395,095
Income for involuntary conversion	-	5,027,110
Subsidy Income	-	294,912
Interest expense	(125,756)	(589,102)
Other income	13,037	449
Other expense	-	(14,529)
	(112,719)	18,113,935
Operating Income Before Income Tax Expense And Noncontrolling Interest	5,929,439	24,487,455

Income Tax Expense	1,551,942	6,141,567

Net Income	4,377,497	18,345,888

Less: Net income attributable to Noncontrolling Interest	(258,492)	-

Net Income attributable to stockholders	4,119,005	18,345,888

Foreign Currency Translation Gain	56,023	674,828
Foreign Currency Translation Gain attributable to Noncontrolling Interest	3,513	-
Comprehensive Income	$4,178,541	$19,020,716

Earning per share
Basic	$0.23	$2.72
Diluted	$0.15	$1.25
Weighted average number of shares outstanding
Basic	18,042,462	6,733,096
Diluted	27,570,265	14,722,137
Statement of Consolidated Comprehensive Income
Net Income	4,377,497	18,345,888
Foreign Currency Translation Gain	59,536	674,828
Comprehensive Income	4,437,033	19,020,716
Less: Comprehensive income attributable to noncontrolling interest	(261,987)	-
Comprehensive income attributable to stockholders	$3,916,554	$19,020,716

CHINA SHUANGJI CEMENT LTD.

CONSOLIDATED BALANCE SHEETS

	As of December 31
	2009	2008
	(US$)	(US$) Restated
ASSETS
Current Assets
Cash and cash equivalents	$47,513	$60,954
Accounts receivable, net	3,382,114	2,255,582
Other receivable, net	1,186,481	973,182
Inventories	9,215,333	13,023,131
Subsidy receivables	5,411,572	8,753,757
Total Current Assets	19,243,013	25,066,606

Plant, property and equipment, Net	16,261,527	16,080,045
Construction In Progress	2,958,570	197,596
Land use right, Net	169,502	173,060
Goodwill	205,378	-
	$38,837,990	$41,517,307

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$735,381	$1,316,277
Short-term bank loans	1,227,553	1,953,988
Accrued payroll	229,687	222,042
Other payable	293,264	701,779
Taxes payable	5,025,270	4,956,485
Accrual expenses		260,313
Accrued liability	1,064,019	5,835,838
Amount due to related party	-	49,220
Total Current Liabilities	8,575,174	15,295,942

Long-term liabilities
Deferred Revenue	877,552	875,376
Long term payable	2,047,622	2,042,543

EQUITY
Stockholders' Equity
Preferred Stock, $.0001 par value, 100,000,000 shares authorized, Zero and 20,250,000 shares issued and outstanding as of December 31, 2009 and 2008	-	2,025
Common stock, $.0001 par value, 100,000,000 shares authorized, 27,839,346 and 6,733,096 shares issued and outstanding as of December 31, 2009 and 2008	2,784	673
Additional paid-in capital	17,617,355	17,480,441
Appropriated retained earnings	9,418,306	9,365,780
Unappropriated retained earnings	(1,168,960)	(3,768,741)
Accumulated other comprehensive income	279,291	223,268
Total Stockholders' Equity	26,148,776	23,303,446
Noncontrolling interest	1,188,866	-
Total Equity	27,337,642	23,303,446
	$38,837,990	$41,517,307

CHINA SHUANGJI CEMENT LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December, 31
	2009	2008
	(US$)	(US$) Restated
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$4,377,497	$18,345,888
Adjustments to reconcile net income to net cash provided by operating activities:
Income on debt forgiveness	-	(13,395,095)
Income from involuntary conversion		(5,027,110)
Stock issuance for consulting services	88,000	-
Depreciation	867,831	1,383,274
Amortization	3,986	3,917
Change in operating assets and liabilities
Accounts receivable	(1,037,982)	590,881
Other receivable	(186,856)	881,461
Advances to suppliers	-	30,436
Inventories	2,627,181	662,312
Prepaid expenses	-	62,800
Subsidy receivables	3,362,141	-
Accounts payable	(655,026)	101,036
Accrued payroll	(27,200)	108,088
Other payable	(1,048,052)	47,374
Tax payable	9,578	4,744,496
Accrual expenses	(260,818)	72,952
Net cash provided by operating activities	8,120,280	8,612,710

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property & equipment	(3,186,725)	(340,023)
Cash acquired in acquisitions	9,645	-
Payments for construction in progress	(2,758,998)	(136,051)
Net cash used in investing activities	(5,936,078)	(476,074)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend paid	(1,466,698)	(1,852,234)
Loan payments	(730,900)	(6,301,886)
Net cash used in financing activities	(2,197,598)	(8,154,120)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(13,396)	(17,484)

EFFECT OF EXCHANGE RATE FLUCTUATION ON CASH AND CASH EQUIVALENTS	(45)	28,684

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	60,954	49,754

CASH AND CASH EQUIVALENTS, END OF YEAR	$47,513	$60,954

SUPPLEMENTAL DISCLOSURES:
Non-cash transaction:
Subsidy receivables and Accrued liabilities	$-	$8,617,904
Stock issuance for settlement of debt	$49,000	$16,000

Cash paid during the year for:
Income tax payments	$615,712	$530,437
Interest payments	$125,040	$588,617

Contact:
Investor Relations Contact:
Hampton Growth, LLC
Mr. Andrew Haag, Managing Partner, USA
Tel: +1-877-368-3566
E-mail: csgj@hamptongrowth.com

or
Mr. Robert Haag, Managing Director, Asia
Tel: +86 152 2174 3282
E-mail: robert@hamptongrowth.com